EQUITY PURCHASE AGREEMENT

This equity purchase agreement is entered into as of January 20, 2020 (this "Agreement"), by and between Two Hands Corporation, a Delaware corporation (the "Company"), and Crown Bridge Partners, LLC, a New York limited liability company (the "Investor").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Five Million Dollars ($5,000,000.00) of the Company’s Common Stock (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Agreement" shall have the meaning specified in the preamble hereof.

“Average Daily Trading Value” shall mean the average trading volume of the Company’s Common Stock in the ten (10) Trading Days immediately preceding the respective Put Date (the “Pricing Period”) multiplied by the lowest traded price of the Company’s Common Stock in the ten (10) Trading Days immediately preceding the respective Put Date.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

"Claim Notice" shall have the meaning specified in Section 9.3(a).

“Clearing Costs” shall mean all of the Investor’s brokerage firm, clearing firm, and Transfer Agent fees relating to the Put Shares, as well as legal fees of $500 per Put.

“Clearing Date” shall be the date on which the Investor receives the Put Shares as DWAC Shares in its brokerage account.

"Closing" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

"Closing Certificate" shall mean the closing certificate of the Company in the form of Exhibit B hereto.

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“Closing Date” shall mean the date of any Closing hereunder.

“Commitment Note” shall mean the convertible promissory note in the principal amount of $25,000.00, attached as Exhibit D hereto, issued by the Company to the Investor on January 20, 2020.

"Commitment Period" shall mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) January 20, 2022, or (iii) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the Put Shares).

"Common Stock" shall mean the Company's common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company" shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Damages" shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

"Dispute Period" shall have the meaning specified in Section 9.3(a).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Put Shares, as applicable, are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Put Shares, as applicable, via DWAC.

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“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 7.1(c).

"Execution Date" shall mean the date of this Agreement.

"FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

"Investment Amount" shall mean the Put Shares referenced in the Put Notice multiplied by the Purchase Price minus the Clearing Costs.

"Indemnified Party" shall have the meaning specified in Section 9.2.

"Indemnifying Party" shall have the meaning specified in Section 9.2.

"Indemnity Notice" shall have the meaning specified in Section 9.3(e).

"Investor" shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Market Price" shall mean the one (1) lowest traded price on the Principal Market for any Trading Day during the Pricing Period, as reported by Bloomberg Finance L.P or other reputable source, subject to adjustment herein.

"Material Adverse Effect" shall mean any effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

"Maximum Commitment Amount" shall mean Five Million Dollars ($5,000,000.00).

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"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Market" shall mean any of the national exchanges (i.e. NYSE, NYSE AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

"Purchase Price" shall mean 80% of the lesser of the (i) Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement. or (ii) Valuation Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

"Put" shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

"Put Date" shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

"Put Notice" shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Put Shares which the Company intends to require Investor to purchase pursuant to the terms of this Agreement.

"Put Shares" shall mean all shares of Common Stock issued, or that the Company shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of this Agreement.

"Registration Statement" shall have the meaning specified in Section 6.4.

"Regulation D" shall mean Regulation D promulgated under the Securities Act.

“Required Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, ignoring any beneficial ownership limitations set forth therein.

"Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC" shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities" means, collectively, the Put Shares, Commitment Note, and the Underlying Shares.

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"Securities Act" shall mean the Securities Act of 1933, as amended.

 “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

"Third Party Claim" shall have the meaning specified in Section 9.3(a).

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Agreement, the Commitment Note, and all schedules and exhibits hereto and thereto.

"Transfer Agent" shall mean TranShare Corporation, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue the Put Shares and the Underlying Shares pursuant to the Transaction Documents, in the form of Exhibit C attached hereto.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Commitment Note in accordance with the terms of the Commitment Note.

"Valuation Period" shall mean the period of five (5) Trading Days following the Clearing Date associated with the applicable Put Notice.

“Valuation Price” shall mean the lowest traded price of the Company’s common stock during the respective Valuation Period.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1            PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $10,000.00 and (ii) in a maximum amount up to the lesser of (a) $150,000.00 or (b) 200% of the Average Daily Trading Value.

Section 2.2	MECHANICS.

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(a)                     PUT NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a Put Notice to Investor, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided herein. The Company shall deliver, or cause to be delivered, the Put Shares as DWAC Shares to the Investor within two (2) Trading Days following the Put Date.

(b)                     DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by email by the Investor if such notice is received on or prior to 8:30 a.m. EST or (ii) the immediately succeeding Trading Day if it is received by email after 8:30 a.m. EST on a Trading Day or at any time on a day which is not a Trading Day. The Company shall not deliver another Put Notice to the Investor within Five Trading Days of the Clearing Date associated with the immediately prior Put Notice.

Section 2.3            CLOSINGS. If the value of the Put Shares delivered to the Investor causes the Company to exceed the Maximum Commitment Amount, then the Investor shall return to the Company the surplus amount of Put Shares associated with such Put and the Purchase Price with respect to such Put shall be reduced by any Clearing Costs related to the return of such Put Shares. The Closing of a Put shall occur within three (3) Trading Days following the end of the respective Valuation Period, whereby the Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1           INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2           NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3           ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

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Section 3.4           AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.5           NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6           ORGANIZATION AND STANDING. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.7           ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8           DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9           MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as disclosed in the SEC Documents or except as set forth in the disclosure schedules hereto:

Section 4.1           ORGANIZATION OF THE COMPANY. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2           AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3           CAPITALIZATION. Except as set forth on Schedule 4.3 and the Form S-1 filed in conjunction with this Equity Purchase Agreement, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act , other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 4.3 and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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Section 4.4           LISTING AND MAINTENANCE REQUIREMENTS. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.5           SEC DOCUMENTS; DISCLOSURE. Except as set forth on Schedule 4.5, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

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Section 4.6           VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7           NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Put Shares and the Underlying Shares, do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

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Section 4.8           NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC filings.

Section 4.9           LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents or as set forth on Schedule 4.9, there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.10           REGISTRATION RIGHTS. Except as set forth on Schedule 4.10, no Person  (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

ARTICLE V

COVENANTS OF INVESTOR

 Section 5.1           COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor's trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

Section 5.2           SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale. The Investor shall, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in accordance with the terms of this Agreement, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1           RESERVATION OF COMMON STOCK. The Company shall maintain a reserve from its duly authorized shares of Common Stock equal to 300% of the Required Minimum to satisfy its obligation to issue the Put Shares in accordance with the terms of this Agreement as well as satisfy the reserve obligations in the Commitment Note.

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Section 6.2           LISTING OF COMMON STOCK. The Company shall promptly secure the listing of all of the Put Shares and Underlying Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and shall use commercially reasonable best efforts to maintain, so long as any shares of Common Stock shall be so listed, the listing of all such Put Shares and Underlying Shares from time to time issuable hereunder. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of FINRA and the Principal Market.

Section 6.3            [Intentionally Omitted].

Section 6.4           FILING OF CURRENT REPORT AND REGISTRATION STATEMENT . The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Trading Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Trading Day from the date the Investor receives it from the Company. The Company shall also file with the SEC, on or before the date which is forty-five (45) calendar days after the date of this Agreement, a new registration statement (the “Registration Statement”) covering only the resale of the Put Shares.

ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1           CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PUT SHARES. In addition to the other terms of this Agreement, the right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a)      [Intentionally Omitted].

(b)      [Intentionally Omitted].

(c)       PRINCIPAL MARKET REGULATION. The Company shall not issue any Put Shares, and the Investor shall not have the right to receive any Put Shares, if the issuance of such Put Shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).

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Section 7.2           CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The obligation of the Investor hereunder to purchase Put Shares is subject to the satisfaction of each of the following conditions:

(a)              EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the resale by the Investor of the Put Shares and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.

(b)              ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c)              PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d)              NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e)              ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f)              NO DEFAULT. An Event of Default (as defined in the Commitment Note) shall not have occurred since the date of this Agreement.

(g)              BENEFICIAL OWNERSHIP LIMITATION. The number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(g), in the event that the amount of Common Stock outstanding, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following such Closing Date. The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

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(h)              PRINCIPAL MARKET REGULATION. The issuance of the Put Shares shall not exceed the Exchange Cap.

(i)              NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

(j)             NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Put Shares shall not violate the shareholder approval requirements of the Principal Market.

(k)            OFFICER’S CERTIFICATE. On the date of delivery of each Put Notice, the Investor shall have received the Closing Certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as of the date of each such certificate.

(l) DWAC ELIGIBLE. The Common Stock must be DWAC Eligible and not subject to a “DTC chill.”

(m) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

(n)       TRANSFER AGENT INSTRUCTION LETTER. The Transfer Agent Instruction Letter shall have been executed and delivered by the Company to the Transfer Agent and acknowledged and agreed to in writing by the Transfer Agent.

(o)       RESERVE. The Company shall have reserved sufficient shares of its Common Stock for the Investor, pursuant to the terms of this Agreement and all other contracts between the Company and Investor.

(p)       MINIMUM PRICING. The lowest traded price of the Common Stock in the twenty-five (25) Trading Days immediately preceding the respective Put Date must exceed $0.001 per share (the “Minimum Pricing”).

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(q)       CURRENT INFORMATION. The Company must be subject to the Exchange Act and current in all of its filing obligations under the Exchange Act.

ARTICLE VIII

LEGENDS

Section 8.1           NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Put Shares.

Section 8.2           INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor's obligations hereunder to comply with all applicable securities laws upon the sale of the Common Stock.

ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1           NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

Two Hands Corporation

33 Davies Ave., Level 2

Toronto, Ontario Canada M4M 2A9

Email: ir@twohandsapp.com

Attention: Nadav Elituv, CEO

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If to the Investor:

Crown Bridge Partners, LLC

1173a 2nd Avenue, Suite 126

New York, NY 10065

Email: Info@CrownBridgeCapital.com

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address to the other party hereto.

Section 9.2           INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party's failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party's negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.3           METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

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(a)              In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)              If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

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(ii)             If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)            If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)              In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

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(c)              The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(d)              The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X

MISCELLANEOUS

Section 10.1           GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal and state courts located in New York, NY, with respect to any dispute arising under the Transaction Documents or the transactions contemplated thereby.

Section 10.2           JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3           ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

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Section 10.4           NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 9.3.

Section 10.5         TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor, except during any Valuation Period. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Maximum Commitment Amount; (iii) the date in which the Registration Statement is no longer effective; (iv) the date on which the trading of the Common Stock shall have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, or the Common Stock shall have been delisted from the Principal Market; or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in Article X shall survive the termination of this Agreement.

Section 10.6           ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 10.7           FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor. Upon execution of this Agreement, the Company shall issue the Commitment Note to Investor for its commitment to enter into this Agreement. The Commitment Note shall be earned in full upon the execution of this Agreement, and the issuance of the Commitment Note is not contingent upon any other event or condition, including but not limited to the effectiveness of the Registration Statement or the Company’s submission of a Put Notice to the Investor. In addition, the Investor shall withhold $2,500.00  from the Investment Amount with respect to the first Put under this Agreement for reimbursement of Investor’s expenses relating to the preparation of this Agreement.

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Section 10.8           COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.9           SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10           FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11         NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12           EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.13           TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14           AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.15           PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts," as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[Signature Page Follows]

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

TWO HANDS CORPORATION

By: /s/ Nadav Elituv

Name: Nadav Elituv

Title: Chief Executive Officer

CROWN BRIDGE PARTNERS, LLC

By: /s/ Seth Ahdoot

Name: Seth Ahdoot

Title: Member

[Signature Page to equity purchase agreement]

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DISCLOSURE SCHEDULES TO

EQUITY PURCHASE AGREEMENT

Schedule 4.3 – Capitalization

See Form S-1 and subsequent Amendments

Schedule 4.5 – SEC Documents

None.

Schedule 4.9 – Litigation

None.

Schedule 4.10 – Registration Rights

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

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EXHIBIT A

FORM OF PUT NOTICE

TO: CROWN BRIDGE PARTNERS, LLC

DATE: ____________________

We refer to the equity purchase agreement, dated January 20, 2020 (the “Agreement”), entered into by and between Two Hands Corporation and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)  Give you notice that we require you to purchase                      Put Shares; and

2) The purchase price per share, pursuant to the terms of the Agreement, is _________; and

3)  Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

TWO HANDS CORPORATION

By: _________________

Name: Nadav Elituv

Title: Chief Executive Officer

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EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

OF TWO HANDS CORPORATION

Pursuant to Section 7.2(k) of that certain equity purchase agreement, dated January 20, 2020 (the “Agreement”), by and between Two Hands Corporation (the “Company”) and Crown Bridge Partners, LLC (the “Investor”), the undersigned, in his capacity as Chief Executive Officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1.              The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor; and

2.              All of the conditions precedent to the obligation of the Investor to purchase Put Shares set forth in the Agreement, including but not limited to Section 7.2 of the Agreement, have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ______________________.

By: /s/ Nadav Elituv

Name: Nadav Elituv

Title: Chief Executive Officer

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EXHIBIT C

FORM OF TRANSFER AGENT INSTRUCTION LETTER

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EXHIBIT D

FORM OF COMMITMENT NOTE

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $25,000.00	Issue Date: January 20, 2020

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, TWO HANDS CORPORATION, a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of CROWN BRIDGE PARTNERS, LLC, a New York limited liability company, or registered assigns (the “Holder”) the principal sum of $25,000.00 (the “Principal Amount”), together with interest at the rate of eight percent (8%) per annum (with the understanding that the initial six months of such interest shall be guaranteed), at maturity or upon acceleration or otherwise, as set forth herein (the “Note”). The maturity shall be six (6) months from the Issue Date (the “Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of twelve percent (12%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

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This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

Holder and Company have entered into that certain equity purchase agreement dated January 20, 2020 for the purchase of up to $5,000,000.00 of the Company’s common stock (“Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued this Note as a commitment fee to the Holder.

The following additional terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1                                Conversion Right. The Holder shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower or Borrower’s transfer agent by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

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1.2                                                                                                                                    Conversion Price.

(a)  Calculation of Conversion Price. The Conversion Price shall be the $0.20 per share (the “Fixed Conversion Price”) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (also subject to adjustment as further described herein). Each time, while this Note is outstanding, the Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Variable Conversion Price in effect at that time (prior to all other applicable adjustments in the Note), then the Variable Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Note) until this Note is no longer outstanding. Each time, while this Note is outstanding, the Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under the Note at that time, then the Holder’s look back period shall automatically be adjusted to such greater number of days until this Note is no longer outstanding. The Borrower shall give written notice to the Holder, with the adjusted Variable Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences. Holder shall be entitled to deduct $500.00 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion.

(b)  Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

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If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

 1.3      Method of Conversion

(a)  Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)  Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)  Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)  Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

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(e)  Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 11:59 p.m., New York, New York time, on such date.

(f)  Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)  Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

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1.4                                                           Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

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1.5                                              Effect of Certain Events.

(a)   Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in this Note) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in this Note) or (ii) be treated pursuant to Section 1.5(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)   Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.5(b) unless (a) it first gives, to the extent practicable, prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.5(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)   Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

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(d)                   [Intentionally Omitted].

(e)       Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)       Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.5, the Borrower, at the Borrower’s expense and at the option of the Holder, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.6                                          Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

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ARTICLE II. CERTAIN COVENANTS

2.1        Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a)  pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2        Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1     Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2       Conversion and the Shares. The Borrower fails to reserve a sufficient amount of shares of common stock as required under the terms of this Note (including Section 1.3 of this Note) and such breach continues for a period of thirty (30) days, fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower.

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3.3     Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.4     Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

3.5    Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6      Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7     Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8      Delisting of Common Stock. The Borrower shall fail to maintain the listing or quotation of the Common Stock on the OTC Pinks, OTCQB, or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

3.9  Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming late or delinquent in its filings at any time while this Note is outstanding, even if the Borrower subsequently cures such delinquency), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10   Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

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3.11    Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due, or any disposition or conveyance of any material asset of the Borrower.

3.12    Financial Statement Restatement. The Borrower replaces its auditor, or any restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

3.13    Replacement of Transfer Agent. In the event that the Borrower replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.14  Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder or any other 3rd party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

3.15   Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.16        No bid. At any time while this Note is outstanding, the lowest Trading Price on the OTC Pink, OTCQB, or other applicable principal trading market for the Common Stock is equal to or less than $0.0001.

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Upon the occurrence of any Event of Default specified in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, and/or 3.16 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 136% multiplied by the then outstanding entire balance of the Note (including principal and accrued and unpaid interest) plus Default Interest, if any, plus any amounts owed to the Holder pursuant to Sections 1.4(g) hereof (collectively, in the aggregate of all of the above, the “Default Sum”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. In addition, upon the occurrence of any Event of Default, the Conversion Price shall mean the lesser of (i) the Fixed Conversion Price and (ii) sixty five percent multiplied by the lowest traded price of the Common Stock during the ten Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal market, principal securities exchange, or other securities market on which the Common Stock is then being traded.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect, subject to issuance in tranches due to the beneficial ownership limitations contained in this Note.

ARTICLE IV. MISCELLANEOUS

4.1                             Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2                          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Borrower, to:

TWO HANDS CORPORATION

33 Davies Ave., Level 2

Toronto, Ontario Canada M4M 2A9

e-mail: Nadav@twohandsapp.com

If to the Holder:

CROWN BRIDGE PARTNERS, LLC

1173a 2nd Avenue, Suite 126

New York, NY 10065

e-mail: Info@CrownBridgeCapital.com

4.3             Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4     Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Company’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5                             Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

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4.6                        Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts of New York City, NY. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7                            Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8                        Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.9                                     Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the entire amount outstanding under this Note, at any time during the initial 180 calendar day period after the issuance of this Note, by making a payment to the Holder of an amount in cash equal to 118% multiplied the entire amount outstanding under this Note. The Borrower may not prepay any amount outstanding under this Note after the 180th calendar day after the issuance of this Note.

4.10                            Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest on this Note.

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4.11                            [Intentionally Omitted].

4.12                           Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”), then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

[signature page to follow]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this January 20, 2020.

TWO HANDS CORPORATION

By: /s/ Nadav Elituv

Name: Nadav Elituv

Title: Chief Executive Officer

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EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of TWO HANDS CORPORATION, a Delaware corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of January 20, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

CROWN BRIDGE PARTNERS, LLC

1173a 2nd Avenue, Suite 126 New York, NY 10065

e-mail: Info@CrownBridgeCapital.com

Date of Conversion:                                 ______________

Applicable Conversion Price:                   $______________

Number of Shares of Common Stock to be Issued

   Pursuant to Conversion of the Notes:    ______________

Amount of Principal Balance Due remaining

   Under the Note after this conversion:   ______________

CROWN BRIDGE PARTNERS, LLC

By:______________

Name:______________

Title: _________________

Date: ______________

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